CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 29, 2025, relating to the financial statements and financial highlights of FI Institutional Group Stock Fund for Retirement Plans (formerly Fisher Investments Institutional Group Stock Fund for Retirement Plans), FI Institutional Group ESG Stock Fund for Retirement Plans (formerly Fisher Investments Institutional Group ESG Stock Fund for Retirement Plans), FI Institutional Group Fixed Income Fund for Retirement Plans (formerly Fisher Investments Institutional Group Fixed Income Fund for Retirement Plans), and FI Institutional Group ESG Fixed Income Fund for Retirement Plans (formerly Fisher Investments Institutional Group ESG Fixed Income Fund for Retirement Plans), each a series of Unified Series Trust, which are included in Form N-CSR, for the year ended August 31, 2025, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Services Provided to the Funds” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Cleveland, Ohio

December 22, 2025

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